Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q4 2025 Exhibit 99.2

Q4 2025 Supplemental Operating & Financial Data 2 Forward-Looking Statements December 31, 2025 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimated,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, joint ventures, partnerships, and portfolio including management thereof; our platform; growth strategies, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; the announcement of operating results, strategy, plans, and the intentions of management; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, credit investments, and joint ventures or co-investment ventures, including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three months and year ended December 31, 2025 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 24, 2026) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

5 Table of Contents Highlights 4 Corporate Overview 6 Highlights 12 Summary Financial Information Financial Summary 14 Consolidated Statements of Income 16 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 17 Adjusted Funds From Operations (AFFO) 19 Consolidated Balance Sheets 20 Capitalization & Financial Ratios 21 Debt Summary 22 Debt Summary by Currency 23 Debt Maturities 24 Adjusted EBITDAre & Coverage Ratios 25 Debt Covenants Transaction Summary 26 Investment Summary 28 Disposition Summary 29 Development Activity Real Estate Portfolio Summary 30 Client Diversification 31 Investment Grade Clients 32 Top 20 Industries 33 Geographic Diversification 34 Property Type Composition Operations 35 Same Store Rental Revenue 37 Leasing Activity 38 Lease Expirations Earnings Guidance 39 Earnings Guidance Analyst Coverage 40 Analyst Coverage Glossary 41 Glossary Appendix 44 Appendix Q4 2025 Supplemental Operating & Financial Data 3

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®*. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of December 31, 2025, we have a portfolio of over 15,500 properties in all 50 U.S. states, the United Kingdom ("U.K."), and eight other countries in Europe. We are known as "The Monthly Dividend Company® " and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our listing on the NYSE in 1994, we have had 133 dividend increases and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
3 St James's Square
London, United Kingdom SW1Y 4JU

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF FEBRUARY 2026

$3.240
current annualized dividend per share

4.2%
compound annual growth rate of dividend since NYSE listing

668
consecutive monthly dividends declared

113
consecutive quarterly dividend increases

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 4

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Q4 2025 Supplemental Operating & Financial Data 5 98.9%(4) occupancy Corporate Overview As of December 31, 2025 (1) Based on Annualized Base Rent. 2.4% of Annualized Base Rent is from other property types. Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent and an explanation of how we utilize this metric. (2) Annualized Base Rent includes 0.5% of rent from clients accounted for on a cash basis. Please see the Glossary for our definition of Annualized Base Rent. (3) Enterprise value is total market value, less cash and cash equivalents, at our pro-rata share. See Capitalization & Financial Ratios page for further detail. (4) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. 15,511 properties 355 million square feet leasable space 1,761 clients 92 industries $5.3B(2) Annualized Base Rent $82B(3) enterprise value 8.8 years weighted average remaining lease term 79.1% retail 15.4% industrial 3.1% gaming Geographies Included in Realty Income's Portfolio Property Type(1) Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 6 Highlights Financial Overview (in USD) Net Income per Share (Diluted) $0.23 $0.28 $0.22 $0.35 $0.32 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Net Debt to Annualized Pro Forma Adjusted EBITDAre 5.4x 5.4x 5.5x 5.4x 5.4x Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 AFFO per Share (Diluted) $1.05 $1.06 $1.05 $1.08 $1.08 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (1) AFFO, Net Debt to Annualized Pro Forma Adjusted EBITDAre and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions and an explanation of how we utilize these metrics. Please refer to the Appendix for historical reconciliations. (2) Dividend yield is calculated as dividends paid per share during the year divided by prior year ending stock price. (1) Table of Contents ↪ (1) Total Operational Return 13.8% 13.3% 6.8% 10.2% 8.1% 5.9% 9.2% 2.0% 4.8% 2.1% 7.9% 4.1% 4.8% 5.4% 6.0% AFFO/share growth Dividend returns 2021 2022 2023 2024 2025 Dividend yield AFFO/share growth (1) Current year Current year dividend yield AFFO/share growth(2) (2)

Q4 2025 Supplemental Operating & Financial Data 7 Highlights (Continued) Portfolio Overview (USD in millions) Number of Properties 11,136 12,237 13,458 15,621 15,511 10,963 11,966 13,007 15,099 14,893 Domestic International Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Occupancy (by number of properties) 98.5% 99.0% 98.6% 98.7% 98.9% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Number of Clients 1,040 1,240 1,326 1,565 1,761 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. (2) Table of Contents ↪ Gross Asset Value $47,087 $54,577 $63,851 $76,216 $81,574 $42,641 $48,155 $53,673 $64,355 $64,883 $4,056 $5,684 $8,415 $9,917 $12,760 Domestic U.K. Europe Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 (1) International Current quarter Domestic European Union (E.U.) U.K. Current quarter DomesticDomestic Current quarter International Domestic Current quarter E.U. Current quarter U.K. $3,931 618522 $390 $738 $1,763 $1,944 173 271 451

Q4 2025 Supplemental Operating & Financial Data 8 Highlights (Continued) Operational Metrics Adjusted EBITDA Margin (Adjusted EBITDA as % of total revenue) 93.6% 94.3% 95.1% 94.9% 94.6% 2021 2022 2023 2024 2025 Cash G&A Margin (Cash G&A as % of total revenue) 4.1% 3.7% 3.1% 2.9% 3.2% 2021 2022 2023 2024 2025 Property Expenses Margin (non-reimbursements) (as % of total revenue) 1.5% 1.3% 1.1% 1.5% 1.6% 2021 2022 2023 2024 2025 (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for historical reconciliations. (2) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (3) Total revenue excluding client reimbursements. (2)(3) (3) Table of Contents ↪ (1)(3) Leasing Recapture Rates 103.4% 105.9% 104.1% 105.6% 103.9% 2021 2022 2023 2024 2025

Highlights (Continued)

Company Metrics (in USD)


Annualized Dividends Declared Per Share
$2.958
$2.982
$3.078
$3.168
$3.240
Q4 2021
Q4 2022
Q4 2023
Q4 2024
Q4 2025


Annualized Dividend Yield (1)
4.1%
4.7%
5.4%
5.9%
5.7%
Q4 2021
Q4 2022
Q4 2023
Q4 2024
Q4 2025


Same Store Rental Revenue Growth (2)
2.8%
1.8%
1.9%
0.5%
1.3%
2021
2022
2023
2024
2025


Net Debt to Total Enterprise Value (3)
26.1%
29.7%
33.6%
35.9%
35.7%
Q4 2021
Q4 2022
Q4 2023
Q4 2024
Q4 2025

(1) The annualized dividend yield is calculated as the current annualized dividend amount per share divided by the last reported sale price of our common stock as of the end of the period.
(2) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.
(3) Net Debt is total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, at our pro-rata share. Enterprise value is total market value, less cash and cash equivalents, at our pro-rata share. See Capitalization & Financial Ratios page for further detail.

REALTY INCOME
Q4 2025 Supplemental Operating & Financial Data 9
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Q4 2025 Supplemental Operating & Financial Data 10 Real Estate Acquisitions $6,168 $8,187 $7,184 $2,475 $4,077 2021 2022 2023 2024 2025 Development Investments $243 $808 $1,497 $757 $534 Domestic International 2021 2022 2023 2024 2025 Other Investments $3,000 $— $858 $2,132 $1,608 Domestic International M&A 2021 2022 2023 2024 2025 Total Investments $8,995 $9,539 $11,864 $6,219 Domestic International U.S. Core Fund M&A 2021 2022 2023 2024 2025 $24,287 Highlights (Continued) Capital Deployment – Investment Activity(1) (USD in millions) Table of Contents ↪ (2) (3) $10,600 3, 32 (1) Investment amounts reflect adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Other investments includes credit investments, which commenced in 2023. (3) Other investments for the year ended December 31, 2021 includes the $17.9 billion total purchase price, inclusive of debt assumed, related to the business combination with VEREIT, Inc ("VEREIT") and for the year ended December 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit Realty Capital, Inc. ("Spirit"). International Domestic Current Year U.S. Private Current Year International Current Year Domestic Fund Business International Domestic Current Year International Current Year Domestic International Domestic Current Year International Current Year Domestic Mergers Current Year U.S. Private Fund Business $17,876 International Domestic Current Year International Current Year Domestic Mergers

Q4 2025 Supplemental Operating & Financial Data 11 Highlights (Continued) Capital Deployment – Initial Weighted Average Cash Yields(1) Other Investments —% —% 8.7% 8.9% 8.2% 2021 2022 2023 2024 2025 Real Estate Acquisitions 5.5% 6.0% 7.0% 7.0% 7.0% 2021 2022 2023 2024 2025 Development Investments 6.0% 5.3% 6.8% 7.4% 7.4% 2021 2022 2023 2024 2025 Total Investments 5.5% 5.9% 7.1% 7.4% 7.3% 2021 2022 2023 2024 2025 (1) Initial Weighted Average Cash Yield is a supplemental operating measure and reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Initial Weighted Average Cash Yield and Pro-Rata Share for more information. (2) The Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our mergers with VEREIT in 2021 and Spirit in 2024. Table of Contents ↪ (2)

Summary Financial Information

(USD in millions)

	Three Months Ended								
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Capital Deployment									
Investment Activity[1]									
Real estate acquisitions	$ 1,350	$ 830	$ 871	$ 1,026	$ 1,316	$ 594	$ 246	$ 319	$ 1,284
Development investments	$ 163	$ 148	$ 78	$ 145	$ 150	$ 146	$ 182	$ 279	$ 587
Other investments[2]	$ 801	$ 384	$ 222	$ 201	$ 254	$ —	$ 378	$ 9,968	$ 858
Total investment activity	$ 2,314	$ 1,362	$ 1,171	$ 1,372	$ 1,720	$ 740	$ 806	$ 10,566	$ 2,729
Initial Weighted Average Cash Yields[1]									
Real estate acquisitions	6.9 %	7.1 %	7.1 %	7.0 %	6.5 %	7.4 %	7.9 %	8.2 %	7.1 %
Development investments	7.4 %	7.4 %	7.3 %	7.3 %	7.6 %	7.5 %	7.3 %	7.3 %	6.9 %
Other investments[3]	7.4 %	9.0 %	7.5 %	10.2 %	10.1 %	N/A	8.1 %	N/A	8.7 %
Total investments	7.1 %	7.7 %	7.2 %	7.5 %	7.1 %	7.4 %	7.9 %	7.8 %	7.6 %
Operations Overview									
Adjusted EBITDA margin (Adjusted EBITDA as % of total revenue)[4]	94.4 %	94.3 %	94.8 %	95.1 %	94.5 %	95.2 %	94.9 %	95.2 %	94.6 %
Cash G&A margin (Cash G&A as % of total revenue)[4][5]	3.2 %	3.4 %	3.1 %	2.9 %	3.1 %	2.8 %	3.0 %	2.7 %	3.2 %
Property expenses (non-reimbursements)(% of total revenue)[4]	1.8 %	1.7 %	1.5 %	1.5 %	1.6 %	1.4 %	1.5 %	1.4 %	1.6 %
Leasing recapture rates	104.9 %	103.5 %	103.4 %	103.9 %	107.4 %	105.0 %	105.7 %	104.3 %	103.6 %
Same Store Rental Revenue growth (percent)[6]	1.1 %	1.3 %	1.1 %	1.3 %	0.8 %	0.2 %	0.2 %	0.8 %	2.6 %
Cash basis bad debt reserves[7]	$ 5.1	$ 4.0	$ 10.9	$ 6.2	$ 8.1	$ 7.0	$ 8.0	$ 1.2	$ 2.5
Lease termination income	$ 18.9	$ 27.3	$ 1.8	$ 0.9	$ 2.8	$ 0.3	$ 13.0	$ 0.1	$ 0.5

(1) Investment amounts and Initial Weighted Average Cash Yields reflect adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definitions of Pro-Rata Share and Initial Weighted Average Cash Yield for more information.

(2) Other investments for the three months ended March 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit.

(3) Initial Weighted Average Cash Yield excludes properties assumed in connection with our merger with Spirit.

(4) Total revenue excluding client reimbursements. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(6) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(7) Represents reserves to rental revenues, exclusive of non-cash reserves.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 12

Table of Contents

Summary Financial Information (Continued)

(USD in millions)

	As of								
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Portfolio Highlights									
Gross Asset Value[8]									
Domestic	$ 64,883	$ 63,994	$ 64,396	$ 64,339	$ 64,355	$ 63,571	$ 63,778	$ 64,357	$ 53,673
U.K.	$ 12,760	$ 12,475	$ 11,978	$ 10,846	$ 9,917	$ 10,057	$ 9,174	$ 8,684	$ 8,415
E.U.	$ 3,931	$ 3,270	$ 3,194	$ 2,331	$ 1,944	$ 1,907	$ 1,803	$ 1,680	$ 1,763
Total Gross Asset Value	$ 81,574	$ 79,739	$ 79,568	$ 77,516	$ 76,216	$ 75,535	$ 74,755	$ 74,721	$ 63,851
Number of properties	15,511	15,542	15,606	15,627	15,621	15,457	15,450	15,485	13,458
Occupancy - by number of properties[9]	98.9 %	98.7 %	98.6 %	98.5 %	98.7 %	98.7 %	98.8 %	98.6 %	98.6 %
Number of clients	1,761	1,647	1,630	1,598	1,565	1,552	1,551	1,552	1,326
Leverage Metrics									
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[10]	5.4x	5.4x	5.5x	5.4x	5.4x	5.4x	5.3x	5.5x	5.5x
Net Debt to Total Enterprise Value	35.7 %	34.0 %	35.1 %	34.5 %	35.9 %	32.4 %	35.9 %	35.1 %	33.6 %
Debt Covenant Metrics									
Pro-rata debt to Gross Asset Value	36.4 %	36.8 %	36.9 %	36.1 %	35.6 %	35.9 %	35.3 %	35.1 %	34.7 %
Limitation on incurrence of total debt[11]	41.4 %	41.9 %	42.0 %	41.4 %	41.1 %	41.5 %	41.0 %	41.0 %	39.7 %
Limitation on incurrence of secured debt[11]	0.2 %	0.2 %	0.2 %	0.2 %	0.3 %	0.4 %	0.4 %	0.4 %	1.6 %
Debt service and fixed charge coverage (trailing 12 months)[11][12]	4.7x	4.6x	4.5x	4.7x	4.7x	4.6x	4.7x	4.5x	4.7x
Maintenance of total unencumbered assets[11]	242.7 %	239.5 %	238.7 %	242.2 %	244.5 %	239.9 %	242.9 %	242.5 %	257.9 %

(8) Please see the Glossary for our definition of Gross Asset Value.

(9) Excludes properties with ancillary leases, such as cell towers and billboards and properties with possession pending. Includes properties owned by unconsolidated joint ventures.

(10) Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(11) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail.

(12) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See Debt Covenants page for further detail.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 13

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Q4 2025 Supplemental Operating & Financial Data 14 Three months ended December 31, Years ended December 31, 2025 2024 2025 2024 ($) ($) ($) ($) REVENUE   Rental (including reimbursements) 1,399,585 1,279,698 5,437,332 5,043,748 Other 88,357 60,601 312,045 227,394 Total revenue 1,487,942 1,340,299 5,749,377 5,271,142 EXPENSES Depreciation and amortization 635,435 606,671 2,524,200 2,395,644 Interest 288,199 268,149 1,134,879 1,016,955 Property (including reimbursements) 108,076 96,309 428,800 377,675 General and administrative 54,142 49,114 202,554 176,895 Provisions for impairment 124,411 142,966 471,335 425,833 Merger, transaction, and other costs, net 10,261 (9,176) 24,214 96,292 Total expenses 1,220,524 1,154,033 4,785,982 4,489,294 Gain on sales of real estate 67,430 24,985 177,640 117,275 Foreign currency and derivative (loss) gain, net (18,902) 535 (28,653) 3,420 Equity in earnings of unconsolidated entities 2,624 2,353 13,330 7,793 Other income, net 4,866 7,313 29,417 23,606 Income before income taxes 323,436 221,452 1,155,129 933,942 Income taxes (21,800) (20,102) (85,346) (66,601) Net income 301,636 201,350 1,069,783 867,341 Net income attributable to noncontrolling interests (5,551) (1,738) (11,193) (6,569) Net income attributable to the Company 296,085 199,612 1,058,590 860,772 Preferred stock dividends — — — (7,763) Excess of redemption value over carrying value of preferred shares redeemed — — — (5,116) Net income available to common stockholders 296,085 199,612 1,058,590 847,893 Net income available to common stockholders per common share, basic and diluted 0.32 0.23 1.17 0.98 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Refer to the next page for supplementary information to the Consolidated Statements of Income. Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 15 Consolidated Statements of Income (continued) (USD in thousands) (unaudited) Supplementary Information Three months ended December 31, Years ended December 31, 2025 ($) 2024 ($) 2025 ($) 2024 ($) Total revenue (excluding reimbursements) 1,404,863 1,264,841 5,408,979 4,968,054 Reserves to rental revenue (excluding non-cash reserves) 5,086 254 26,149 24,304 Lease termination income 18,887 2,797 48,921 16,266 Property expenses (excluding reimbursements) 24,997 20,851 88,402 74,587 Table of Contents ↪

FFO and Normalized FFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended December 31,		Years ended December 31,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Net income available to common stockholders	296,085	199,612	1,058,590	847,893
Depreciation and amortization	635,435	606,671	2,524,200	2,395,644
Depreciation of furniture, fixtures and equipment	(769)	(952)	(2,622)	(2,857)
Provisions for impairment of real estate	119,434	110,480	434,497	319,032
Gain on sales of real estate	(67,430)	(24,985)	(177,640)	(117,275)
Proportionate share of adjustments for unconsolidated entities	9,002	8,418	33,345	29,124
FFO adjustments allocable to noncontrolling interests	(5,887)	(1,327)	(10,047)	(3,902)
FFO available to common stockholders	**985,870**	**897,917**	**3,860,323**	**3,467,659**
FFO allocable to dilutive noncontrolling interests	2,208	2,209	9,396	6,611
Diluted FFO	**988,078**	**900,126**	**3,869,719**	**3,474,270**
FFO available to common stockholders	985,870	897,917	3,860,323	3,467,659
Merger, transaction, and other costs, net[2]	10,261	(9,176)	24,214	96,292
Normalized FFO available to common stockholders	**996,131**	**888,741**	**3,884,537**	**3,563,951**
Normalized FFO allocable to dilutive noncontrolling interests	2,208	2,209	9,396	6,611
Diluted Normalized FFO	**998,339**	**890,950**	**3,893,933**	**3,570,562**
FFO per common share:				
Basic	1.07	1.03	4.26	4.02
Diluted	1.07	1.02	4.25	4.01
Normalized FFO per common share:				
Basic	1.08	1.01	4.28	4.13
Diluted	1.08	1.01	4.27	4.12
Distributions paid to common stockholders	743,762	691,861	2,920,895	2,691,719
FFO after distributions	242,108	206,056	939,428	775,940
Normalized FFO after distributions	252,369	196,880	963,642	872,232
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	919,769	875,710	907,169	862,959
Diluted	923,648	879,649	911,015	865,842

(1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize metrics.

(2) During the three months and year ended December 31, 2025, we incurred $10.3 million and $24.2 million, respectively, of merger, transaction, and other costs, net, consisting primarily of placement fees incurred in fundraising for our U.S. Private Fund Business (the "Fund").

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 16

Table of Contents

AFFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Refer to the next page for footnotes.

	Three months ended December 31,		Years ended December 31,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Net income available to common stockholders	296,085	199,612	1,058,590	847,893
Cumulative adjustments to calculate Normalized FFO[2]	700,046	689,129	2,825,947	2,716,058
Normalized FFO available to common stockholders	**996,131**	**888,741**	**3,884,537**	**3,563,951**
Debt-related non-cash items:				
Amortization of net debt discounts and deferred financing costs	12,677	5,500	36,705	15,361
Amortization of acquired interest rate swap value[3]	1,531	3,710	11,048	13,935
Capital expenditures from operating properties:				
Leasing costs and commissions	(4,862)	(2,661)	(9,481)	(8,558)
Recurring capital expenditures	(53)	(199)	(335)	(402)
Other non-cash items:				
Non-cash change in allowance for credit losses	4,977	32,486	36,838	106,801
Amortization of share-based compensation	9,042	9,821	30,770	32,741
Straight-line rent and expenses, net	(51,705)	(35,510)	(169,217)	(171,887)
Amortization of above and below-market leases, net	15,153	14,817	47,228	55,870
Deferred tax (benefit) expense	(3,535)	3,552	603	3,552
Proportionate share of adjustments for unconsolidated entities	(700)	(308)	(2,991)	(2,078)
Excess of redemption value over carrying value of preferred shares redeemed	—	—	—	5,116
Other adjustments[4]	18,047	1,971	20,193	7,035
AFFO available to common stockholders	**996,703**	**921,920**	**3,885,898**	**3,621,437**
AFFO allocable to dilutive noncontrolling interests	2,190	2,186	9,323	6,599
Diluted AFFO	**998,893**	**924,106**	**3,895,221**	**3,628,036**
AFFO per common share:				
Basic	1.08	1.05	4.28	4.20
Diluted	1.08	1.05	4.28	4.19
Distributions paid to common stockholders	743,762	691,861	2,920,895	2,691,719
AFFO after distributions	252,941	230,059	965,003	929,718
Weighted average number of common shares used for AFFO:				
Basic	919,769	875,710	907,169	862,959
Diluted	923,648	879,649	911,015	865,842

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 17

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Q4 2025 Supplemental Operating & Financial Data 18 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the FFO and Normalized FFO page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests. AFFO(1) (Continued) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 19 December 31, 2025 December 31, 2024 ($) ($) ASSETS Real estate held for investment, at cost:     Land 18,368,029 17,320,520 Buildings and improvements 43,824,410 40,974,535 Total real estate held for investment, at cost 62,192,439 58,295,055 Less accumulated depreciation and amortization (8,778,536) (7,381,083) Real estate held for investment, net 53,413,903 50,913,972 Real estate and lease intangibles held for sale, net 91,784 94,979 Cash and cash equivalents 434,842 444,962 Accounts receivable, net 1,053,487 877,668 Lease intangible assets, net 5,717,241 6,322,992 Goodwill 4,932,199 4,932,199 Investment in unconsolidated entities 1,256,456 1,229,699 Other assets, net 5,895,700 4,018,568 Total assets 72,795,612 68,835,039 LIABILITIES AND EQUITY Distributions payable 255,171 238,045 Accounts payable and accrued expenses 1,060,969 759,416 Lease intangible liabilities, net 1,493,958 1,635,770 Other liabilities 1,066,809 923,128 Revolving credit facilities and commercial paper 2,023,414 1,130,201 Term loans, net 1,701,615 2,358,417 Mortgages payable, net 37,761 80,784 Notes payable, net 25,031,947 22,657,592 Total liabilities 32,671,644 29,783,353 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 933,975 and 891,511 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively 49,861,660 47,451,068 Distributions in excess of net income (10,527,984) (8,648,559) Accumulated other comprehensive income 105,019 38,229 Total stockholders’ equity 39,438,695 38,840,738 Noncontrolling interests 685,273 210,948 Total equity 40,123,968 39,051,686 Total liabilities and equity 72,795,612 68,835,039 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Capitalization & Financial Ratios

as of December 31, 2025 (USD in millions and shares in thousands, except per share data)

Capitalization

Equity	Shares/Units	Stock Price ($)	Market Value ($)
Common Stock[1]	933,975	56.37	52,648.2
Common Units[2]	2,682	56.37	151.2
Subtotal			**52,799.4**

Debt	Total at our Pro-Rata Share[3] ($)
Senior Unsecured Notes and Bonds	25,343.8
Unsecured Term Loans	1,711.0
Revolvers and Commercial Paper	1,967.8
Mortgages Payable	697.1
Subtotal	**29,719.7**

Liquidity (4)

	Total at our Pro-Rata Share[3] ($)
Cash and cash equivalents [5]	419.4
Availability under credit facilities [6]	3,507.2
Unsettled ATM forwards	708.5
Less: commercial paper borrowings	(516.8)
Subtotal	**$ 4,118.3**

Dividend Data

	2025	2024	Year-Over-Year Growth Rate (%)
Common Dividend Paid per Share	$ 3.2170	$ 3.1255	2.9
AFFO per Share (diluted)	$ 4.28	$ 4.19	2.1
AFFO Payout Ratio	75.2 %	74.6 %	

Foreign Currency Exposure


$82,519
Non-USD, 13.6%
USD, 86.4%
Total Market Value
$29,720
Non-USD, 37.8%
USD, 62.2%
Pro-Rata Debt
$52,799
USD, 100%
Equity

Enterprise Value[7]


Total Market Value: $82,519
Equity
$52,799
Pro-Rata
Debt
$29,720
Pro-Rata Cash
and Cash
Equivalents
$(419)
Total Enterprise Value: $82,100

(1) As of February 24, 2026, ATM forward agreements for a total of 12.6 million shares remain unsettled with total expected net proceeds of approximately $708.5 million (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates).

(2) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(3) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information.

(4) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(5) Please refer to Adjusted EBITDAre & Coverage Ratios page for reconciliation of consolidated cash and cash equivalents to Pro-Rata Share of cash and cash equivalents.

(6) As of December 31, 2025, represents our availability under the Realty Income revolving credit facilities ("RI Revolving Credit Facilities") with a total capacity of $4.0 billion and our Pro-Rata Share of availability under the Fund Revolving Credit Facilities with a total capacity of $1.38 billion.

(7) Enterprise value is total market value, less cash and cash equivalents, at our pro-rata share.

REALTY INCOME
Q4 2025 Supplemental Operating & Financial Data 20
Table of Contents ↪

Debt Summary

as of December 31, 2025 (USD in millions)

	Maturity Dates	Consolidated Debt Principal ($)	Pro-Rata Share[1] Total Debt Principal ($)	Pro-Rata Share[1] End of Period Interest Rate[2] (%)	Pro-Rata Share[1] Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds					
50 series of senior unsecured notes and bonds	2026 - 2054	25,343.8	25,343.8	3.85	6.0
Unsecured Term Loans					
Term Loans	2027 - 2028	1,711.0	1,711.0	4.37	1.9
Revolvers and Commercial Paper					
RI Revolving Credit Facilities [3]	2027 - 2029	1,324.6	1,324.6	3.74	2.1
Fund Revolving Credit Facilities [3]	2029	182.0	126.4	5.63	3.3
Commercial Paper [4]	2026	516.8	516.8	2.34	0.1
Mortgages Payable					
9 mortgages on 15 properties [5]	2026 - 2030	37.9	697.1	3.73	3.8
	Total Debt Principal	**29,116.1**	**29,719.7**	**3.85**	**5.5**
	Unamortized net discounts and deferred financing costs	**(321.4)**	**(394.6)**		
	Total Debt, Net	**28,794.7**	**29,325.1**		
	Total Fixed Rate Debt Principal	**27,092.7**	**27,751.9**		
	Total Variable Rate Debt Principal	**2,023.4**	**1,967.8**		
	Total Fixed Rate Debt Percentage	**93.1 %**	**93.4 %**		
	Total Variable Rate Debt Percentage	**6.9 %**	**6.6 %**		

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of December 31, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) As of December 31, 2025, our unsecured revolving credit facilities totaled $5.38 billion, consisting of the RI Revolving Credit Facilities with a total capacity of $4.0 billion, bifurcated into two $2.0 billion tranches, and the Fund Revolving Credit Facilities, which included a $1.0 billion revolving credit facility and a $380.0 million delayed draw term loan.

(4) As of December 31, 2025, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent).

(5) Includes the Pro-Rata Share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 21

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Q4 2025 Supplemental Operating & Financial Data 22 Debt Summary by Currency as of December 31, 2025 (USD in millions) Pro-Rata Share(1) Currency Revolvers and Commercial Paper ($) Unsecured Term Loans ($) Mortgages Payable ($) Senior Unsecured Notes and Bonds ($) Proportionate Share of Joint Venture Debt(1) ($) Total Debt Principal ($) End of Period Interest Rate(2) (%) USD 221.0 500.0 37.9 17,123.5 603.6 18,486.0 3.91 EUR 999.1 — — 2,817.7 — 3,816.8 3.78 GBP 803.3 1,211.0 — 5,402.6 — 7,416.9 3.74 Total 2,023.4 1,711.0 37.9 25,343.8 603.6 29,719.7 3.85 (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Calculated as the weighted average interest rate as of December 31, 2025. The weighted average interest rates reflect the effective fixed rate debt for floating rate debt that is fixed through interest rate swaps. 12.8% EUR 25.0% GBP 62.2% USD Pro-Rata Debt by Currency as of December 31, 2025 Table of Contents ↪

Debt Maturities

as of December 31, 2025 (USD in millions)

	Consolidated Fixed Rate Debt				Consolidated Variable Rate Debt					Pro-Rata Share[1]	End of Period Interest Rate[2]	
Year Principal Due	Unsecured Term Loans ($)	Mortgages Payable ($)	Senior Unsecured Notes and Bonds ($)	Subtotal ($)	RI Revolving Credit Facilities ($)	Fund Revolving Credit Facilities ($)	Commercial Paper ($)	Total Consolidated Debt Principal ($)	Proportionate Share of Joint Venture Debt[1] ($)	Total Debt Principal ($)	Fixed Rate Debt (%)	Variable Rate Debt (%)
2026	—	12.0	2,375.0	2,387.0	—	—	516.8	2,903.8	—	2,903.8	4.09	2.34
2027	500.0	22.3	2,374.5	2,896.8	823.5	—	—	3,720.3	—	3,720.3	2.80	4.07
2028	1,211.0	1.3	2,499.8	3,712.1	—	—	—	3,712.1	—	3,712.1	3.72	—
2029	—	1.3	2,820.3	2,821.6	501.1	182.0	—	3,504.7	603.6	4,108.3	3.90	3.70
2030	—	1.0	2,472.3	2,473.3	—	—	—	2,473.3	—	2,473.3	3.73	—
Thereafter	—	—	12,801.9	12,801.9	—	—	—	12,801.9	—	12,801.9	4.15	—
Total	**1,711.0**	**37.9**	**25,343.8**	**27,092.7**	**1,324.6**	**182.0**	**516.8**	**29,116.1**	**603.6**	**29,719.7**	**3.88**	**3.50**

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of December 31, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 23

Table of Contents

Adjusted EBITDA*re* & Coverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA*re* AND ANNUALIZED PRO FORMA ADJUSTED EBITDA*re*[1]

		Three months ended December 31, 2025
Net income	$	301,636
Interest		288,199
Income taxes		21,800
Depreciation and amortization		635,435
Provisions for impairment		124,411
Merger, transaction, and other costs, net		10,261
Gain on sales of real estate		(67,430)
Foreign currency and derivative loss, net		18,902
Proportionate share of adjustments from unconsolidated entities		19,576
Adjustments attributable to noncontrolling interests		(12,236)
Adjusted EBITDA*re*	**$**	**1,340,554**
Annualized Adjusted EBITDA*re*	$	5,362,216
Annualized Pro Forma Adjustments[2]		51,811
Annualized Pro Forma Adjusted EBITDA*re*	**$**	**5,414,027**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	29,116,111
Proportionate share of unconsolidated entities debt, excluding deferred financing costs		659,190
Noncontrolling interests share of debt, excluding deferred financing costs		(55,637)
Less: Pro-Rata Share of cash and cash equivalents[3]		(419,402)
Net Debt	**$**	**29,300,262**
Net Debt/Annualized Adjusted EBITDA*re*		5.5x
Net Debt/Annualized Pro Forma Adjusted EBITDA*re*		5.4x

DEBT SERVICE & FIXED CHARGE COVERAGE[4]



4.7x
4.7x
4.5x
4.6x
4.7x
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, Net Debt/Annualized Adjusted EBITDA*re*, and Net Debt/Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP and adjusted for our pro-rata share, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X. The Annualized Pro Forma Adjustments consist of $116.7 million from investments we acquired or stabilized during the quarter and removes $64.9 million from investments we disposed of during the quarter.

(3) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information. Please also see Appendix for reconciliation of consolidated cash and cash equivalents to pro-rata share of cash and cash equivalents.

(4) Represent debt service and fixed charge coverage for our senior unsecured notes and bonds, as defined and calculated per their respective terms. These calculations are non-GAAP financial measurements. Please see the Debt Covenants page for further detail.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 24

Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 25 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.4% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.7x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.7% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four- quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants As of December 31, 2025 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Investment Summary

(USD in millions)

Refer to the next page for footnotes.

	Q4 2025				YTD 2025			
	Investment ($)	Pro-Rata Share [(1)] ($)	Weighted Average Term (Years)	Number of Properties	Investment ($)	Pro-Rata Share [(1)] ($)	Weighted Average Term (Years)	Number of Properties
Acquisitions								
U.S. wholly-owned	293.7	293.7	11.6	46	917.0	917.0	14.2	151
U.S. Private Fund Business	243.2	168.9	10.5	26	323.3	248.9	12.5	29
Europe wholly-owned	887.8	887.8	8.9	42	2,911.8	2,911.8	8.7	88
Total real estate acquisitions	**1,424.7**	**1,350.4**	**9.7**	**114**	**4,152.1**	**4,077.7**	**10.1**	**268**
Initial weighted average cash yield[(2)]		**6.9 %**				**7.0 %**		
Real estate properties under development								
U.S. wholly-owned	72.0	72.0	16.7	31	285.7	285.7	16.6	91
Europe wholly-owned	43.3	43.3	10.6	6	59.5	59.5	12.0	9
Non-wholly owned[(3)]	49.8	48.2	11.0	12	192.5	188.6	12.1	12
Total real estate properties under development	**165.1**	**163.5**	**13.3**	**49**	**537.7**	**533.8**	**14.5**	**112**
Initial weighted average cash yield[(2)]		**7.4 %**				**7.4 %**		
Other investments								
U.S. wholly-owned[(4)]	800.5	800.5	26.0	—	1,001.4	1,001.4	20.3	—
Europe wholly-owned[(5)]	—	—	—	—	606.5	606.5	4.1	—
Total other investments	**800.5**	**800.5**	**26.0**	**—**	**1,607.9**	**1,607.9**	**14.0**	**—**
Initial weighted average cash yield[(2)]		**7.4 %**				**8.2 %**		
Total investments	**2,390.3**	**2,314.4**	**15.9**	**163**	**6,297.7**	**6,219.4**	**11.6**	**380**
Initial weighted average cash yield[(2)]		**7.1 %**				**7.3 %**		
Supplementary Information								
Total U.S. volume		1,363.7				2,505.2		
Initial weighted average cash yield[(2)]		7.0 %				7.3 %		
Total Europe volume		950.7				3,714.2		
Initial weighted average cash yield[(2)]		7.2 %				7.4 %		
Investment Grade Clients[(6)]		37 %				30 %		

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 26

Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 27 Investment Summary (Continued) (USD in millions) Table of Contents ↪ (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Initial Weighted Average Cash Yield is a supplemental operating measure. Total cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three months and year ended December 31, 2025 includes $2.8 million and $6.5 million, respectively, received as settlement credits as reimbursement of free rent periods. Please see the Glossary for our definition of Initial Weighted Average Cash Yield and Cash Income. (3) Non-wholly owned represents U.S. and European investments not 100% owned by Realty Income, excluding the U.S. Private Fund Business. (4) For the three months ended December 31, 2025, includes an $800.0 million perpetual preferred equity investment in CityCenter's real estate assets, owned by funds affiliated with Blackstone Real Estate. For the year ended December 31, 2025, includes an investment in a loan related to a development project, as well as the perpetual preferred equity investment. (5) For the year ended December 31, 2025, includes two mortgage loans and senior secured notes issued by existing clients. (6) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

Q4 2025 Supplemental Operating & Financial Data 28 Number of Properties Net Book Value ($) Net Sales Proceeds ($) Net Cash Capitalization Rate(1) (2) (%) Q4 2025 Occupied 42 158,795 204,039 7.0 Vacant 115 93,584 115,770 Total real estate dispositions 157 252,379 319,809 YTD 2025 Occupied 91 271,055 338,484 7.0 Vacant 334 295,320 405,531 Total real estate dispositions 425 566,375 744,015 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $138,085 $92,573 $116,841 $214,792 $319,808 Occupied Vacant Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (2) Excludes properties sold as a result of eminent domain activities. Table of Contents ↪ 36% 64% 59% 41% 86% 14% 69% 31% 36% 64% Vacant Occupied Current quarter V cant Current quarter Occupied

Development Activity

(USD in thousands)

Retail

	Q4 2025 Investment[1]	Q4 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 12/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 54,788	$ 63,785	$ 231,389	$ 340,619	$ 5,623	$ 145,266	$ 150,889
Development of existing properties	4,369	446	12,341	13,599	5,569	20,065	25,634
Total	**$ 59,157**	**$ 64,231**	**$ 243,730**	**$ 354,218**	**$ 11,192**	**$ 165,331**	**$ 176,523**
Estimated Weighted Average Cash Yield		7.0 %		7.4 %	7.4 %		7.4 %
Estimated Weighted Average Completion Date					**Q2 2026**		**Q3 2026**

Non-Retail

	Q4 2025 Investment[1]	Q4 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 12/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 105,912	$ 55,072	$ 293,936	$ 372,209	$ 206,521	$ 639,621	$ 846,142
Development of existing properties	—	—	—	—	—	—	—
Total	**$ 105,912**	**$ 55,072**	**$ 293,936**	**$ 372,209**	**$ 206,521**	**$ 639,621**	**$ 846,142**
Estimated Weighted Average Cash Yield		7.3 %		7.5 %	7.5 %		7.1 %
Estimated Weighted Average Completion Date					**Q3 2026**		**Q3 2026**

Total

	Q4 2025 Investment[1]	Q4 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 12/31/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 160,700	$ 118,857	$ 525,325	$ 712,828	$ 212,144	$ 784,887	$ 997,031
Development of existing properties	4,369	446	12,341	13,599	5,569	20,065	25,634
Total	**$ 165,069**	**$ 119,303**	**$ 537,666**	**$ 726,427**	**$ 217,713**	**$ 804,952**	**$ 1,022,665**
Estimated Weighted Average Cash Yield		7.1 %		7.4 %	7.4 %		7.2 %
Estimated Weighted Average Completion Date					**Q3 2026**		**Q3 2026**

(1) Capitalized interest was $4.6 million and $17.0 million for the three months and year ended December 31, 2025, respectively.

(2) CIP is defined as construction in progress.

(3) Includes build-to-suit developments and take-outs on development properties.

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Table of Contents

Client Diversification

OUR TOP 20 CLIENTS

Our 20 largest clients based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, as of December 31, 2025, include the following:

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
1	7-Eleven	812	3.3	A- / Baa2 / -
2	Dollar General	1,797	3.2	BBB / Baa3 / -
3	Walgreens	400	3.1	—
4	Family Dollar	1,257	2.6	—
5	Life Time Fitness	41	2.1	—
6	EG Group	414	2.0	—
7	(B&Q) Kingfisher	70	2.0	BBB / - / BBB
8	Wynn Resorts	1	1.9	—
9	FedEx	81	1.8	BBB / Baa2 / -
10	Asda	41	1.6	—

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
11	Sainsbury's	40	1.5	BBB / Baa3 / -
12	BJ's Wholesale Club	45	1.5	—
13	Tesco	30	1.4	BBB / Baa3 / BBB
14	Tractor Supply	243	1.4	BBB / Baa1 / -
15	CVS Pharmacy	208	1.1	BBB / Baa3 / BBB
16	MGM (Bellagio)[2]	1	1.1	—
17	Home Depot	41	1.1	A / A2 / A
18	Carrefour	37	1.0	BBB / - / -
19	LA Fitness	59	1.0	—
20	Wal-Mart / Sam's Club	62	1.0	AA / Aa2 / AA
		5,680	**35.8**	

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.

(2) Represents our Pro-Rata Share of the Annualized Base Rent of the unconsolidated joint venture.

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Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 31 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Number of Investment Grade Leases 5,294 5,255 6,464 6,499 6,355 Percentage of Annualized Base Rent from Investment Grade Clients(1)(2) 32.2% 31.5% 33.9% 34.3% 32.4 % Investment Grade Clients(1) 24.7% Investment Grade, Retail 54.5% Non-Investment Grade or Non-Rated, Retail 13.3% Non-Investment Grade or Non-Rated, Non-Retail 7.5% Investment Grade, Non-Retail (1) Please see the Glossary for our definition of Investment Grade Clients. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪ Annualized Base Rent(2) as of December 31, 2025

Q4 2025 Supplemental Operating & Financial Data 32 As of December 31, 2025 December 31, 2024 (%) (%) Grocery 11.0 10.1 Convenience Stores 9.6 10.2 Home Improvement 6.4 6.0 Dollar Stores 6.1 6.4 Restaurants-Quick Service 4.8 4.9 Health and Fitness 4.3 4.3 Drug Stores 4.3 4.7 Automotive Service 4.3 4.5 Restaurants-Casual Dining 3.8 4.0 General Merchandise 3.6 3.2 Gaming 3.1 3.2 Transportation Services 2.9 2.3 Home Furnishings 2.8 2.8 Health Care 2.7 2.7 Apparel Stores 2.6 2.2 Sporting Goods 2.4 2.3 Wholesale Clubs 2.2 2.3 Theaters 1.9 2.1 Entertainment 1.9 1.8 Motor Vehicle Dealerships 1.8 1.8 (1) Please see the Glossary for our definition of Annualized Base Rent. Top 20 Industries PERCENTAGE OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(1) Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 33 Geographic Diversification(1) As of December 31, 2025 (1) Based on Annualized Base Rent ("ABR"). Please see the Glossary for our definition of Annualized Base Rent. PRESENCE IN ALL 50 U.S. STATES, THE U.K., AND EIGHT OTHER COUNTRIES IN EUROPE MIDWEST 4,002 Properties 20.3% Total ABR MID-ATLANTIC SOUTHWEST 2,911 Properties 13.6% Total ABR 1,462 Properties SOUTHEAST 4,084 Properties 17.9% Total ABR E.U. 248 Properties 4.5% Total ABR NORTHEAST 1,036 Properties 9.2% Total ABR 7.4% Total ABR PACIFIC SOUTHWEST 1,163 Properties 11.2% Total ABR PACIFIC NORTHWEST 235 Properties 1.6% Total ABR UNITED KINGDOM 370 Properties 14.3% Total ABR Table of Contents ↪

Property Type Composition

(USD and square footage in thousands)

Property Type	Number of Properties	Leasable Square Feet[1]	Annualized Base Rent as of December 31, 2025[2] ($)	Percentage of Annualized Base Rent as of December 31, 2025[2] (%)	Percentage of Annualized Base Rent from Investment Grade Clients[3] (%)
Retail	14,864	220,031	4,204,454	79.1	31.2
Industrial	577	125,774	816,509	15.4	44.2
Gaming	2	5,053	163,817	3.1	—
Other[4]	68	4,177	125,747	2.4	31.1
Total	**15,511**	**355,035**	**5,310,527**	**100.0**	**32.2**

(1) Represents leasable building square footage and includes our portfolio of unconsolidated joint ventures based on ownership percentage. Excludes 2,962 acres of leased land categorized as agriculture as of December 31, 2025.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Please see the Glossary for our definition of Investment Grade Clients.

(4) "Other" primarily includes 27 properties classified as agriculture with $35.8 million in Annualized Base Rent, 14 properties classified as office with $33.4 million in Annualized Base Rent, 21 properties classified as country clubs with $27.9 million in Annualized Base Rent, and three properties classified as data centers with $24.6 million in Annualized Base Rent, as well as one land parcel under development.


2.4%
Other
3.1%
Gaming
15.4%
Industrial
Annualized Base Rent(2) as of December 31, 2025
79.1%
Retail

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Q4 2025 Supplemental Operating & Financial Data 34
Table of Contents

Same Store Rental Revenue[1][2]

(USD in thousands)

Q4 2025

Same Store Rental Revenue

Number of properties		14,345
Q4 2025	$	1,147,271
Q4 2024	$	1,134,333
$ change	$	12,938
% change		1.1 %

YTD 2025

Same Store Rental Revenue

Number of properties		14,345
YTD 2025	$	4,575,914
YTD 2024	$	4,518,514
$ change	$	57,400
% change		1.3 %

Top 3 Industries Contributing to the Change[3]

	Three months ended December 31,				
	2025		2024		
Industry		($)	($)	$ Change	% Change
Grocery	$	126,166 $	124,111	2,055	1.7
Convenience Stores		106,734	105,238	1,496	1.4
Theaters		24,918	26,196	(1,278)	(4.9)

	Years ended December 31,				
	2025		2024		
Industry		($)	($)	$ Change	% Change
Grocery	$	502,712 $	493,425	9,287	1.9
Convenience Stores		424,812	418,803	6,009	1.4
Home Improvement		307,350	303,520	3,830	1.3

For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of December 31, 2025.

Rental Revenue for All Properties Owned[4]

Number of properties		14,765
2025	$	4,751,486
2024	$	4,672,013
$ change	$	79,473
% change		1.7 %

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. None of the properties in Poland or Netherlands met our Same Store Pool definition for the period presented. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or us for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) Same Store Rental Revenue includes our pro-rata share of rental revenue from properties owned by unconsolidated joint ventures and deducts amounts attributable to noncontrolling interest based on their respective ownership percentages.

(3) Top 3 industry contributors are based on absolute value of net change period over period.

(4) Includes revenue generated from all properties owned continuously from January 1, 2024 through December 31, 2025, and includes rental revenue from Spirit Realty Capital properties, which were not included in our financial statements prior to the close of the merger in January 2024.

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Q4 2025 Supplemental Operating & Financial Data 35

Table of Contents ↪

Same Store Rental Revenue[1] (Continued)

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

Property Type	Three months ended December 31, 2025 ($)	Three months ended December 31, 2024 ($)	$ Change	% Change	Years ended December 31, 2025 ($)	Years ended December 31, 2024 ($)	$ Change	% Change
Retail	917,559	909,308	8,251	0.9	3,659,556	3,620,253	39,303	1.1
Industrial	172,006	168,329	3,677	2.2	683,056	669,485	13,571	2.0
Gaming	40,659	39,924	735	1.8	162,635	159,695	2,940	1.8
Other [2]	17,047	16,772	275	1.6	70,667	69,081	1,586	2.3
Total	**1,147,271**	**1,134,333**	**12,938**	**1.1**	**4,575,914**	**4,518,514**	**57,400**	**1.3**

RECONCILIATION OF SAME STORE RENTAL REVENUE TO RENTAL REVENUE (INCLUDING REIMBURSEMENTS)

	Three months ended December 31, 2025 ($)	Three months ended December 31, 2024 ($)	Years ended December 31, 2025 ($)	Years ended December 31, 2024 ($)
Rental revenue (including reimbursements)	1,399,585	1,279,698	5,437,332	5,043,748
Constant currency adjustment[3]	2,689	11,350	20,763	41,189
Straight-line rent and other non-cash adjustments	(10,805)	4,605	(19,642)	(12,711)
Contractually obligated reimbursements by our clients	(84,481)	(79,078)	(347,818)	(311,918)
Revenue from excluded properties[1]	(152,832)	(95,085)	(520,532)	(320,287)
Other excluded revenue[4]	(20,211)	(3,711)	(58,705)	(19,601)
Add: Spirit rental revenue[5]	—	—	—	48,560
Revenue from unconsolidated entities[6]	25,402	26,901	108,979	88,615
Revenue attributable to noncontrolling interests[7]	(12,076)	(10,347)	(44,463)	(39,081)
Same Store Rental Revenue	**1,147,271**	**1,134,333**	**4,575,914**	**4,518,514**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or us for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as agriculture, office, and data center.

(3) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of December 31, 2025.

(4) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(5) Amounts for the year ended December 31, 2024 represent rental revenue from Spirit properties, which were not included in our financial statements prior to the close of the merger with Spirit on January 23, 2024.

(6) Represents our Pro-Rata Share of rental revenue from properties owned by unconsolidated joint ventures.

(7) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

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Q4 2025 Supplemental Operating & Financial Data 36

Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 37 Q4 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 80,332 $ 3,875 $ 84,207 New cash rents* $ 83,378 $ 4,919 $ 88,297 Recapture rate 103.8% 126.9% 104.9 % Number of leases 321 20 341 Average months vacant — 10.3 0.6 Lease incentives(1) $ 746 $ 1,095 $ 1,841 * Percentage of Total Portfolio Annualized Base Rent(2) 1.7% YTD 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 272,289 $ 18,321 $ 290,610 New cash rents* $ 278,750 $ 23,244 $ 301,994 Recapture rate 102.4% 126.9% 103.9 % Number of leases 1,070 95 1,165 Average months vacant — 6.5 0.5 Lease incentives (1) $ 3,890 $ 1,811 $ 5,701 * Percentage of Total Portfolio Annualized Base Rent(2) 5.7 % Leasing Activity (dollars in thousands) Allocation Based on Number of Leases 94% Same Client 6% New Client Allocation Based on Number of Leases 8% New Client 92% Same Client (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪

Lease Expirations

(USD in thousands)

OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 8.8 YEARS (ASSUMING NO EXERCISE OF LEASE OPTIONS).

Total Portfolio[(1)(2)]

	Expiring Leases			
Year	**Retail**	**Non-Retail**	**Annualized Base Rent as of December 31, 2025**[(3)] **($)**	**Percentage of Annualized Base Rent**[(3)] **(%)**
2026	786	34	161,167	3.0
2027	1,624	56	365,516	6.9
2028	1,812	73	427,323	8.0
2029	1,892	49	456,905	8.6
2030	1,311	50	384,014	7.2
2031	1,051	69	425,512	8.0
2032	1,193	49	344,278	6.5
2033	1,041	29	330,573	6.2
2034	822	35	372,971	7.0
2035	698	27	224,277	4.2
2036	637	31	232,394	4.4
2037	541	23	152,997	2.9
2038	395	24	152,450	2.9
2039	524	7	151,560	3.0
2040	402	5	145,740	2.7
2041-2143	1,791	123	982,850	18.5
Total	**16,520**	**684**	**5,310,527**	**100.0**

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to Annualized Base Rent as of December 31, 2025. Leases on our multi-client properties are counted separately in the table above.

(2) Of the 17,204 in-place leases in the portfolio, 13,860, or 80.6% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

(3) Please see the Glossary for our definition of Annualized Base Rent.

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Table of Contents

Q4 2025 Supplemental Operating & Financial Data 39 Earnings Guidance 2026 Guidance 2025 Actuals Net income per share(1) $1.65 - $1.69 $1.17 Real estate depreciation per share $2.68 $2.78 Other adjustments per share(2) $0.05 $0.33 AFFO per share $4.38 - $4.42 $4.28 Same store rent growth 1.0% - 1.3% 1.3% Occupancy Approx 98.5% 98.9% Cash G&A expenses (% of total gross asset value)(3)(4) 20 - 23 bps 21 bps Property expenses (non-reimbursable) (% of total revenue)(5) Approx 1.5% 1.6% Income tax expenses $100 - $110 million $85 million Investment volume (at 100%) $8.0 billion $6.3 billion Lease termination income $30 - $40 million $49 million (1) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items. (2) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other non-recurring costs. (3) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income, less share-based compensation costs. Total gross asset value is total assets before accumulated depreciation and amortization. (4) G&A expenses inclusive of stock-based compensation expense as a percentage of total gross asset value, is expected to be approximately 24 - 27 bps in 2026. (5) Total revenue excludes client reimbursements. Summarized below are approximate estimates of the key components of our 2026 earnings guidance (with 2025 Actuals for comparison): Table of Contents ↪

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-3081
Barclays	Richard Hightower	richard.hightower@barclays.com	(212) 526-8768
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Cantor	Richard Anderson	richard.anderson@cantor.com	(929) 441-6927
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Evercore ISI	James Kammert	james.kammert@evercoreisi.com	(312) 705-4233
Freedom Broker	Zhiger Kurmet	zhiger.kurmet@ffin.kz	(708) 297-6150
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Johnson Zhu	johnson.zhu@scotiabank.com	(212) 225-5889
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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Q4 2025 Supplemental Operating & Financial Data 40

Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 41 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) provisions for impairment, (v) merger, transaction, and other costs, net, (vi) gain on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities and consolidated entities with noncontrolling interests. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of business activities prior to servicing debt obligations. Management also believes the use of an Annualized Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our Annualized Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) our proportionate share of adjustments and equity in earnings from unconsolidated entities, (ii) gains and losses on extinguishment of debt, and (iii) other income, net, expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four. Annualized Base Rent is the monthly cash base rent for all leases in place as of the end of the period, multiplied by 12, excluding percentage rent. This methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increase, (ii) leasing activity, or (iii) lease expirations, and it excludes properties that were no longer owned and includes the annualized rent from properties acquired during the quarter. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Annualized Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP and adjusted for our pro-rata share, adjusted to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter, and adjusted for our pro-rata share. Our calculation includes all adjustments consistent with the requirements to present Annualized Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. Glossary Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 42 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities and consolidated entities with noncontrolling interests, this represents our pro-rata share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures and consolidated entities with noncontrolling interests. Initial weighted average cash yield for loans receivable and preferred equity investments is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant, that as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, at our pro-rata share), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, at our pro-rata share), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, at our pro-rata share), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Glossary (Continued) Table of Contents ↪

Q4 2025 Supplemental Operating & Financial Data 43 Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented as of the end of the applicable period being presented, and aggregating that information for all such joint ventures. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro-rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our pro-rata share using our ownership percentage as of December 31, 2025 to same store rental revenue throughout the three months and year ended periods in both 2024 and 2025. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix*

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ANNUALIZED PRO FORMA ADJUSTED EBITDAre AND TOTAL DEBT TO NET DEBT[1]

	Three months ended				
	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)
Net income	301,636	317,674	199,011	251,462	201,350
Interest	288,199	294,482	283,824	268,374	268,149
Income taxes	21,800	23,824	24,065	15,657	20,102
Depreciation and amortization	635,435	631,981	647,849	608,935	606,671
Provisions for impairment	124,411	86,972	143,363	116,589	142,966
Merger, transaction, and other costs, net	10,261	13,343	331	279	(9,176)
Gain on sales of real estate	(67,430)	(49,107)	(38,566)	(22,537)	(24,985)
Foreign currency and derivative loss (gain), net	18,902	2,818	4,388	2,545	(535)
Proportionate share of adjustments from unconsolidated entities	19,576	19,692	19,774	19,488	18,991
Adjustments attributable to noncontrolling interests	(12,236)	(3,230)	(3,193)	(3,348)	(3,151)
Adjusted EBITDAre	**1,340,554**	**1,338,449**	**1,280,846**	**1,257,444**	**1,220,382**
Annualized Adjusted EBITDAre	5,362,216	5,353,796	5,123,384	5,029,776	4,881,528
Annualized Pro Forma Adjustments[2]	51,811	18,857	56,842	78,683	79,143
Annualized Pro Forma Adjusted EBITDAre	**5,414,027**	**5,372,653**	**5,180,226**	**5,108,459**	**4,960,671**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	29,116,111	28,678,459	28,665,619	27,296,346	26,510,798
Proportionate share of unconsolidated entities debt, excluding deferred financing costs	659,190	659,190	659,190	659,190	659,190
Noncontrolling interests share of debt, excluding deferred financing costs	(55,637)	—	—	—	—
Less: Pro-Rata Share of cash and cash equivalents [3]	(419,402)	(429,449)	(810,103)	(354,551)	(456,591)
Net Debt	29,300,262	28,908,200	28,514,706	27,600,985	26,713,397
Net Debt to Annualized Adjusted EBITDAre	**5.5 x**	**5.4 x**	**5.6 x**	**5.5 x**	**5.5 x**
Net Debt to Annualized Pro Forma Adjusted EBITDAre	**5.4 x**	**5.4 x**	**5.5 x**	**5.4 x**	**5.4 x**

RECONCILIATION OF CONSOLIDATED CASH AND CASH EQUIVALENTS TO PRO-RATA SHARE OF CASH AND CASH EQUIVALENTS

	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)
Cash and cash equivalents per the consolidated balance sheet	434,842	417,173	800,447	319,007	444,962
Add: proportionate share of unconsolidated entities cash	6,609	14,379	11,695	37,346	13,768
Less: adjustments allocable to noncontrolling interests	(22,049)	(2,103)	(2,039)	(1,802)	(2,139)
Total Pro-Rata Share of cash and cash equivalents	**419,402**	**429,449**	**810,103**	**354,551**	**456,591**

* Refer to the next page for footnotes.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 44

Table of Contents

Q4 2025 Supplemental Operating & Financial Data 45 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ (1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, and Net Debt to Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP and adjusted for our pro-rata share, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. (3) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures (which adds our pro-rata share of unconsolidated entities and deducts our noncontrolling interests share). Please see the Glossary for our definition of Pro-Rata Share for more information.

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Three months ended				
	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)
Net income available to common stockholders	296,085	315,771	196,919	249,815	199,612
Cumulative adjustments to calculate Normalized FFO[2]	700,046	678,622	759,160	688,119	689,129
Normalized FFO available to common stockholders	**996,131**	**994,393**	**956,079**	**937,934**	**888,741**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	12,677	9,138	8,257	6,633	5,500
Amortization of acquired interest rate swap value[3]	1,531	2,251	3,555	3,711	3,710
Capital expenditures from operating properties:					
Leasing costs and commissions	(4,862)	(1,754)	(1,985)	(880)	(2,661)
Recurring capital expenditures	(53)	(42)	(221)	(19)	(199)
Other non-cash items:					
Non-cash change in allowance for credit losses	4,977	11,581	1,109	19,171	32,486
Amortization of share-based compensation	9,042	7,719	8,110	5,899	9,821
Straight-line rent and expenses, net	(51,705)	(43,474)	(30,226)	(43,812)	(35,510)
Amortization of above and below-market leases, net	15,153	10,462	6,287	15,326	14,817
Deferred tax (benefit) expense	(3,535)	3,829	413	(104)	3,552
Proportionate share of adjustments for unconsolidated entities	(700)	(650)	(1,678)	37	(308)
Other adjustments[4]	18,047	(1,465)	(2,209)	5,820	1,971
AFFO available to common stockholders	**996,703**	**991,988**	**947,491**	**949,716**	**921,920**
AFFO allocable to dilutive noncontrolling interests	2,190	2,331	2,401	2,401	2,186
Diluted AFFO	**998,893**	**994,319**	**949,892**	**952,117**	**924,106**
AFFO per common share (Diluted)	**1.08**	**1.08**	**1.05**	**1.06**	**1.05**
Weighted average number of common shares used for Diluted AFFO	**923,648**	**917,869**	**906,398**	**895,033**	**879,649**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the FFO and Normalized FFO page for the reconciling items for Normalized FFO for the three months ended December 31, 2025 and December 31, 2024.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 46

Table of Contents ↪

Appendix (Continued)*

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

	Years ended				
	December 31, 2025 ($)	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)
Net income available to common stockholders	1,058,590	847,893	872,309	869,408	359,456
Cumulative adjustments to calculate Normalized FFO[2]	2,825,947	2,716,058	1,964,293	1,616,382	1,048,537
Normalized FFO available to common stockholders	**3,884,537**	**3,563,951**	**2,836,602**	**2,485,790**	**1,407,993**
Debt-related non-cash items:					
Amortization of net debt discounts (premiums) and deferred financing costs	36,705	15,361	(44,568)	(67,150)	(6,182)
Amortization of acquired interest rate swap value[3]	11,048	13,935	—	—	—
(Gain) loss on extinguishment of debt	—	—	—	(367)	97,178
Capital expenditures from operating properties:					
Leasing costs and commissions	(9,481)	(8,558)	(9,878)	(5,236)	(6,201)
Recurring capital expenditures	(335)	(402)	(331)	(587)	(1,202)
Other non-cash items:					
Non-cash change in allowance for credit losses	36,838	106,801	4,874	—	—
Amortization of share-based compensation	30,770	32,741	26,227	21,617	16,234
Straight-line rent and expenses, net	(169,217)	(171,887)	(141,130)	(120,252)	(61,350)
Amortization of above and below-market leases, net	47,228	55,870	79,101	63,243	37,970
Deferred tax expense	603	3,552	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,991)	(2,078)	932	(4,239)	(1,948)
Excess of redemption value over carrying value of preferred shares redeemed	—	5,116	—	—	—
Other adjustments[4]	20,193	7,035	23,041	28,540	6,261
AFFO available to common stockholders	**3,885,898**	**3,621,437**	**2,774,870**	**2,401,359**	**1,488,753**
AFFO allocable to dilutive noncontrolling interests	9,323	6,599	5,540	4,033	1,619
Diluted AFFO	**3,895,221**	**3,628,036**	**2,780,410**	**2,405,392**	**1,490,372**
AFFO per common share (Diluted)	**4.28**	**4.19**	**4.00**	**3.92**	**3.59**
Weighted average number of common shares used for Diluted AFFO	**911,015**	**865,842**	**694,819**	**613,473**	**415,270**
Year-Over-Year Growth Rate	**2.1 %**	**4.8 %**	**2.0 %**	**9.2 %**	**5.9 %**

* Refer to the next page for footnotes.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 47

Table of Contents

Q4 2025 Supplemental Operating & Financial Data 48 Table of Contents ↪ Appendix (Continued) (USD and shares in thousands, except per share amounts) (unaudited) (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the FFO and Normalized FFO page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q4 2025 Supplemental Operating & Financial Data 49 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Years ended December 31, 2025 December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 ($) ($) ($) ($) ($) Net income 1,069,783 867,341 876,914 872,416 360,747 Interest 1,134,879 1,016,955 730,423 465,223 323,644 Income taxes 85,346 66,601 52,021 45,183 31,657 Depreciation and amortization 2,524,200 2,395,644 1,895,177 1,670,389 897,835 Provisions for impairment 471,335 425,833 87,082 25,860 38,967 Merger, transaction, and other costs, net 24,214 96,292 14,464 13,897 167,413 Gain on sales of real estate (177,640) (117,275) (25,667) (102,957) (55,798) Foreign currency and derivative loss (gain), net 28,653 (3,420) 13,414 13,311 (710) (Gain) loss on extinguishment of debt — — — (367) 97,178 Other income, net (29,417) (23,606) (23,789) (30,511) (9,949) Equity in (earnings) losses of unconsolidated entities (13,330) (7,793) (2,546) 6,448 (1,106) Adjusted EBITDA 5,118,023 4,716,572 3,617,493 2,978,892 1,849,878 Total Revenue Rental revenue (including reimbursements) 5,437,332 5,043,748 3,958,150 3,299,657 2,064,958 Rental revenue (reimbursements) 340,398 303,088 274,201 184,685 104,851 Rental revenue (excluding reimbursements) 5,096,934 4,740,660 3,683,949 3,114,972 1,960,107 Other revenue 312,045 227,394 120,843 44,024 15,505 Total revenue (excluding reimbursements) 5,408,979 4,968,054 3,804,792 3,158,996 1,975,612 Adjusted EBITDA Margin 94.6% 94.9% 95.1% 94.3% 93.6 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

Q4 2025 Supplemental Operating & Financial Data 50 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 ($) ($) ($) ($) ($) Net income 301,636 317,674 199,011 251,462 201,350 Interest 288,199 294,482 283,824 268,374 268,149 Income taxes 21,800 23,824 24,065 15,657 20,102 Depreciation and amortization 635,435 631,981 647,849 608,935 606,671 Provisions for impairment 124,411 86,972 143,363 116,589 142,966 Merger, transaction, and other costs, net 10,261 13,343 331 279 (9,176) Gain on sales of real estate (67,430) (49,107) (38,566) (22,537) (24,985) Foreign currency and derivative loss (gain), net 18,902 2,818 4,388 2,545 (535) Other income, net (4,866) (10,015) (7,369) (7,167) (7,313) Equity in earnings of unconsolidated entities (2,624) (3,080) (3,269) (4,357) (2,353) Adjusted EBITDA 1,325,724 1,308,892 1,253,627 1,229,780 1,194,876 Total Revenue Rental revenue (including reimbursements) 1,399,585 1,386,502 1,338,188 1,313,057 1,279,698 Rental revenue (reimbursements) 83,079 82,517 87,424 87,378 75,505 Rental revenue (excluding reimbursements) 1,316,506 1,303,985 1,250,764 1,225,679 1,204,193 Other revenue 88,357 84,050 72,190 67,448 60,601 Total revenue (excluding reimbursements) 1,404,863 1,388,035 1,322,954 1,293,127 1,264,794 Adjusted EBITDA Margin 94.4% 94.3% 94.8% 95.1% 94.5 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q4 2025 Supplemental Operating & Financial Data 51 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 ($) ($) ($) ($) Net income 271,124 260,968 133,899 219,762 Interest 261,261 246,931 240,614 208,313 Income taxes 15,355 15,642 15,502 15,803 Depreciation and amortization 602,339 605,570 581,064 475,856 Provisions for impairment 96,920 96,458 89,489 27,281 Merger, transaction, and other costs, net 8,610 2,754 94,104 9,932 Gain on sales of real estate (50,563) (25,153) (16,574) (5,992) Foreign currency and derivative loss (gain), net 1,672 (511) (4,046) 18,371 Other income, net (4,739) (6,108) (5,446) (10,804) Equity in (earnings) losses of unconsolidated entities (5,087) (2,029) 1,676 (2,135) Adjusted EBITDA 1,196,892 1,194,522 1,130,282 956,387 Total Revenue Rental revenue (including reimbursements) 1,271,153 1,284,728 1,208,169 1,028,710 Rental revenue (reimbursements) 74,300 80,568 72,715 65,570 Rental revenue (excluding reimbursements) 1,196,853 1,204,160 1,135,454 963,140 Other revenue 59,762 54,715 52,316 47,575 Total revenue (excluding reimbursements) 1,256,615 1,258,875 1,187,770 1,010,715 Adjusted EBITDA Margin 95.2% 94.9% 95.2% 94.6 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A[1] MARGIN

	Three months ended			
	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)
General and administrative	54,142	55,039	49,329	44,044
Share-based compensation	9,042	7,719	8,110	5,899
Cash G&A[1] expenses	45,100	47,320	41,219	38,145
Total revenue (excluding reimbursements)	1,404,863	1,388,035	1,322,954	1,293,127
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.2 %**	**3.4 %**	**3.1 %**	**2.9 %**

	Three months ended				
	December 31, 2024 ($)	September 30, 2024 ($)	June 30, 2024 ($)	March 31, 2024 ($)	December 31, 2023 ($)
General and administrative	49,114	41,869	45,070	40,842	38,015
Share-based compensation	9,821	6,401	7,267	9,252	6,073
Cash G&A[1] expenses	39,293	35,468	37,803	31,590	31,942
Total revenue (excluding reimbursements)	1,264,794	1,256,615	1,258,875	1,187,770	1,010,715
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.1 %**	**2.8 %**	**3.0 %**	**2.7 %**	**3.2 %**

	Years ended				
	December 31, 2025 ($)	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)
General and administrative	202,554	176,895	144,536	138,459	96,980
Share-based compensation	30,770	32,741	26,227	21,617	16,234
Cash G&A[1] expenses	171,784	144,154	118,309	116,842	80,746
Total revenue (excluding reimbursements)	5,408,979	4,968,054	3,804,792	3,158,996	1,979,129
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.2 %**	**2.9 %**	**3.1 %**	**3.7 %**	**4.1 %**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Total revenue excluding client reimbursements.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 52

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Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[1]

	Three months ended			
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	($)	($)	($)	($)
Property (including reimbursements)	108,076	106,621	107,422	106,681
Tenant reimbursements	83,079	82,517	87,424	87,378
Property (excluding reimbursements)	24,997	24,104	19,998	19,303
Total revenue (excluding reimbursements)	1,404,863	1,388,035	1,322,954	1,293,127
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.8 %**	**1.7 %**	**1.5 %**	**1.5 %**

	Three months ended				
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	($)	($)	($)	($)	($)
Property (including reimbursements)	96,309	92,154	99,851	89,361	81,883
Tenant reimbursements	75,457	74,348	80,568	72,715	65,570
Property (excluding reimbursements)	20,852	17,806	19,283	16,646	16,313
Total revenue (excluding reimbursements)	1,264,794	1,256,615	1,258,875	1,187,770	1,010,715
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.6 %**	**1.4 %**	**1.5 %**	**1.4 %**	**1.6 %**

	Years ended				
	December 31, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)	($)
Property (including reimbursements)	428,800	377,675	316,964	226,330	133,605
Tenant reimbursements	340,398	303,088	274,201	184,685	104,851
Property (excluding reimbursements)	88,402	74,587	42,763	41,645	28,754
Total revenue (excluding reimbursements)	5,408,979	4,968,054	3,804,792	3,158,996	1,979,129
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.6 %**	**1.5 %**	**1.1 %**	**1.3 %**	**1.5 %**

(1) Total revenue excluding client reimbursements.

REALTY INCOME

Q4 2025 Supplemental Operating & Financial Data 53

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